STANDSTILL AGREEMENT
                              --------------------


     THIS STANDSTILL AGREEMENT, effective July 13, 2000 (this "Agreement"), is made and entered into by and among TravelNow Inc., a Florida corporation ("TravelNow") and the undersigned individual holders of TravelNow's capital stock (each individually a "Stockholder" and collectively the "Stockholders").

                                    RECITALS

     WHEREAS, each Stockholder beneficially owns as of the date of this Agreement, the number of shares of common stock, par value $0.01 per share, of TravelNow set forth on Schedule A attached hereto along with any stock into which such shares of common stock have been exchanged or any stock resulting from any stock split, stock dividend, recapitalization, restructuring, reclassification or similar transaction involving such shares of common stock (collectively, the "Common Stock");

     WHEREAS, TravelNow and the Stockholders agree that in order to protect the long-term value of the Common Stock, it is in the best interest of both TravelNow and the Stockholders for the Stockholders to retain ownership of the Common Stock pursuant to the terms of this Agreement; and

     WHEREAS, TravelNow and Stockholder desire to enter into this Agreement;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises hereinafter made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Limitations. For a period of one (1) year from the date of this Agreement, without the prior written consent of the Board of Directors of TravelNow, specifically expressed in a resolution adopted by a majority of the directors of TravelNow who are not affiliates of the Stockholder in question or any corporation or other entity controlling, controlled by or under common control with the Stockholder in question (each a member of the "Stockholder Group"), no Stockholder shall, nor shall any Stockholder permit any member of his/her Stockholder Group to, in any manner, directly or indirectly:

     (a) transfer, sell, pledge or encumber, or offer or agree to transfer, sell, pledge or encumber, directly or indirectly, any of the Common Stock, provided, however, that a Stockholder may (i) transfer Common Stock in a privately negotiated transfer in which the transferee agrees to bound by the terms of this Agreement and executes a copy hereof (each a "Permitted Transferee"), or (ii) pledge or encumber, in the aggregate, thirty percent (30%) of the shares of Common Stock held by such Stockholder; or

     (b) publicly announce or disclose any intention, plan or arrangement inconsistent with the foregoing.

     2. Non-Conforming Transfers Void. Any transfer, sale, pledge or encumbrance or attempted transfer, sale, pledge, or encumbrance of Common Stock made in violation of this Agreement shall be void ab initio and TravelNow shall not be required to, and its transfer agent shall be instructed not to, recognize any such transfer or sale.

     3. Consideration. Each Stockholder acknowledges that in return for his/her promises under this Agreement, he/she is receiving the benefit preserving the value of the Common Stock through the mutual agreement of the other Stockholders and that such benefit together with other good and valuable consideration set forth in Schedule A attached hereto, is sufficient consideration for his/her promises hereunder.

     4. No Limitation on Acquisition. Except as expressly set for the in this Agreement, nothing in this Agreement shall be construed in any manner to limit any Stockholder's rights to purchase or otherwise acquire additional shares of capital stock of TravelNow in any manner or from any person(s) or entity(ies).

     5. Merger Clause. This Agreement constitutes the complete agreement between the parties hereto with respect to the subject matter hereof and shall continue in full force and effect until terminated by mutual agreement of the parties hereto or pursuant to the terms hereof.

     6. Headings; Interpretation. The section headings used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of this Agreement. This Agreement shall be interpreted such that any rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed.

     7. Choice of Law. This Agreement shall be construed, performed and enforced in accordance with, and governed by the internal laws of the State of Missouri, without giving effect to the principles of conflicts of law thereof, and each party consents to personal jurisdiction in such state and voluntarily submits to the jurisdiction of the courts of such state in any action or proceeding relating to this Agreement.

     8. Modification; Waiver. This Agreement may not be modified or amended and no provision hereof may be waived, in whole or in part, except by a written agreement signed by the parties hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default.

     9. Remedy. Each Stockholder acknowledges that TravelNow and each other Stockholder would not have an adequate remedy at law for money damages in the event that this Agreement is not performed in accordance with its terms and therefore each Stockholder agrees that TravelNow and each other Stockholder shall be entitled to specific enforcement of the terms hereof, without being required to post any bond, in addition to any other remedy to which it may be entitled, at law or in equity.

     10. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

     (a)  If to TravelNow:                     With a copy to:

          TravelNow.com, Inc.                  Shook, Hardy & Bacon LLP
          318 Park Central East, Suite 306             1010 Grand Boulevard

          Springfield, MO  65806               Kansas City, MO  64106

          Facsimile No.: (417)-520-1159        Facsimile No.: (816) 842-3190
          Attn:  Stephan W. Dahlgren           Attn.:  Kevin R. Sweeney, Esq.

     (b)  If to a Stockholder or Permitted Transferee:

          At the address set forth in TravelNow's corporate records.

     11. Counterparts. This Agreement may be executed in counterparts, all of which shall be taken together as one and the same instrument.

     12. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of TravelNow, its successors and assigns, and each Stockholder and his/her successors and assigns, provided, however, that no Stockholder may assign this Agreement without the express written consent of TravelNow.

     13. Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement. IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.


TRAVELNOW.COM, INC.


By: /s/ Jeff Wasson
---------------------------
Name: Jeff Wasson
---------------------------
Title: CEO
---------------------------


STOCKHOLDERS:


By: /s/ Jeff Wasson                      By: /s/ Stephen  W. Dahlgren
---------------------------              --------------------------------

Name: Jeff Wasson                        Name:  Stephen  W. Dahlgren
---------------------------              --------------------------------

By: /s/ Chris Noble                        By: /s/ Jamie Coppedge
---------------------------------------    -------------------------------------

Name: Chris Noble                          Name: Jamie Coppedge
---------------------------------------    -------------------------------------


By: /s/ Jerry W Rutherford
    /s/ Ruth E Rutherford                  By: /s/ Chris Lynch
---------------------------------------    -------------------------------------

Name: Jerry W Rutherford
      & Ruth E Rutherford                  Name: Chris Lynch
---------------------------------------    -------------------------------------


By: /s/ Ross E Summers
    /s/ Janice M Summers                   By: /s/ Bill Perkin
---------------------------------------    -------------------------------------

Name: Ross E Summers & Janice M Summers    Name: Bill Perkin
---------------------------------------    -------------------------------------


By: /s/ Marvin McDaniel                    By: /s/ Randy J Tiller
    /s/ Donna L McDaniel                       /s/ Nancy R Tiller
---------------------------------------    -------------------------------------

Name: Marvin McDaniel
      & Donna L McDaniel                   Name: Randy J Tiller & Nancy R Tiller
---------------------------------------    -------------------------------------


                                           By: /s/ Forrest Tindall
By: /s/ Andrew Shepp                           /s/ Joann Tindall
---------------------------------------    -------------------------------------

Name: Andrew Shepp                         Name: Joann Tindall & Forrest Tindall
---------------------------------------    -------------------------------------


By: /s/ Nathan Ameye                       By:
---------------------------------------    -------------------------------------

Name: Nathan Ameye                         Name:
---------------------------------------    -------------------------------------


By: /s/ Bill Rutherford
    /s/ Martha Rutherford                  By: /s/ Doug Luvey
---------------------------------------    -------------------------------------

Name: Bill Rutherford
      & Martha Rutherford                  Name: Doug Luvey
---------------------------------------    -------------------------------------


By:                                        By:
---------------------------------------    -------------------------------------

Name: Billy Anderson                       Name:
---------------------------------------    -------------------------------------


By: /s/ Joe Lurvey
    /s/ Margaret Lurvey                    By:
---------------------------------------    -------------------------------------

Name: Joe Lurvey & Margaret Lurvey         Name:
---------------------------------------    -------------------------------------


By: /s/ April Weber                        By:
---------------------------------------    -------------------------------------

Name: April Weber                          Name:
---------------------------------------    -------------------------------------


By: /s/ Monica Tindall                     By:
---------------------------------------    -------------------------------------

Name: Monica Tindall                       Name:
---------------------------------------    -------------------------------------

                               TRAVELNOW.COM INC.
                              STANDSTILL AGREEMENT
                                   SCHEDULE A

                                                       Number
Shareholder Names                                     Of Shares    Consideration
-----------------                                     ---------    -------------

Jeff Wasson                                           1,895,067       $189.51

Chris Noble                                           1,832,767       $183.28

Jerry W. Rutherford & Ruth E. Rutherford              1,376,569       $137.66

Ross E. Summers & Janice M Summers                      439,719       $ 43.97

Marvin McDaniel and Donna L McDaniel                    420,065       $ 42.01

Andrew Shepp                                            299,812       $ 29.98

Stephen W. Dahlgren                                     282,705       $ 28.27

Jamie Coppedge                                          133,250       $ 13.32

Chris Lynch                                             133,250       $ 13.32

Bill Perkin                                             106,601       $ 10.66

Randy J. Tiller & Nancy R. Tiller                        83,272       $ 10.00

Joann Tindall & Forrest Tindall                          74,618       $ 10.00

Nathan Ameye                                             66,623       $ 10.00

Bill Rutherford & Ruth E. Rutherford                     42,642       $ 10.00

Billy Anderson                                           32,411       $ 10.00

Monica Tindall                                           20,987       $ 10.00

Doug Lurvey                                               7,000       $ 10.00

Joe Lurvey and Margaret Lurvey                           33,311       $ 10.00

April Weber and Erich Weber                              29,737       $ 10.00
                                                      ---------       -------

                                                      7,310,406       $781.98
                                                      =========       =======


* Based upon [*$0.0001*] per share but in no event less than $10.00.